Exhibit 99.(7)(b)(3)

AMENDMENT #5

(hereafter called the “AMENDMENT”)

Effective March 1, 2011

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Hartford, Connecticut

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective March 1, 2011 to revise and replace Exhibit D in its entirety as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective March 1, 2011:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kent Johnson	By:	/s/ Cheryl Tobin
	Kent Johnson		Cheryl Tobin, Assistant Vice President
	Vice President,		Assistant Secretary
	Actuarial and Reinsurance		Legal

Date:	10/13/11		10/17/11

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	10/4/2011		10/4/11

AMENDMENT #6

(hereafter called the “AMENDMENT”)

Effective June 1, 2011

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Hartford, Connecticut

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective June 1, 2011 to revise and replace Exhibit H — International Risk Guidelines in its entirety as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective June 1, 2011:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kent Johnson	By:	/s/ Cheryl Tobin
	Kent Johnson		Cheryl Tobin, Assistant Vice President
	Vice President,		Assistant Secretary
	Actuarial and Reinsurance		Legal

Date:	08/11/11		8/11/11

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	8/8/2011		8/8/2011

AMENDMENT #7

(hereafter called the “AMENDMENT”)

Effective December 1, 2010

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference  I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Hartford, Connecticut

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective December 1, 2010 to revise and replace Article XIX — Increasing Net Amount at Risk Policies and Riders in its entirety as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective December 1, 2010:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kent Johnson	By:	/s/ Cheryl Tobin
	Kent Johnson		Cheryl Tobin, Assistant Vice President
	Vice President,		Assistant Secretary
	Actuarial and Reinsurance		Legal

Date:	08/29/11		8/30/11

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	8/19/2011		8/19/01

Article XIX

Increasing Net Amount at Risk Policies and Riders

I.                                        Business Reinsured on an Automatic Basis

Whenever the death benefit and/or the net amount at risk (NAR) on a policy will be increased at future date(s) and these increasing risks will be automatically reinsured under this AGREEMENT, they will be handled as shown below.  The CEDING COMPANY will use the highest amount projected in all future years to determine whether these policies comply with the binding and jumbo limits shown in Exhibit D.  The CEDING COMPANY also underwrites at issue based on the highest amount.  The projected highest amount in all years will also be used to determine the CEDING COMPANY’s retention at issue and the percentage of future changes in NAR as they occur.  As long as the CEDING COMPANY follows the procedures as outlined, the REINSURER will assume its prorata share of all NAR changes as they occur.  In no case will the reinsured automatic portion exceed the automatic binding limits.  Automatic binding limits are applied by the CEDING COMPANY to the life, not just to a specific policy.

A.            “VART” (Variable Annual Renewable Term rider)

1.              VART is a rider with scheduled coverage amounts that can vary annually.  The coverage amounts are scheduled at issue and taken from the illustration at the time the policy is issued.

2.              The CEDING COMPANY will report the highest VART amount in all years as the VART total coverage face amount.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The face amount ceded will be the REINSURER’s portion of the highest VART amount based on the REINSURER’s automatic pool participation percentage.

3.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for VART riders.  Premium paid the REINSURER for VART riders is calculated and paid on the current ceded NAR amount.

4.              Death benefits payable will be based upon current NAR.

B.            Death Benefit Option C (Face Amount Plus Accumulated Premiums Paid Minus Withdrawals)

1.              Death Benefit Option C is underwritten and reported as the base coverage face amount plus the total projected premium to be paid in all future years, but not including the projected withdrawals, taken from the illustration at the time the policy is issued.

2.              The CEDING COMPANY will report the total projected Option C death benefit.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The death benefit amount ceded will be the REINSURER’s portion of the total face amount based on the REINSURER’s automatic pool participation percentage.

3.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for coverages with Option C.  Premium paid the REINSURER for Option C coverages is calculated and paid on the current ceded NAR amount.  The actual NAR reflects the face amount plus premiums paid, less withdrawals made, less the actual account value.

4.              Actual death benefit (used to calculate NAR and death benefit payable) will be calculated using the face amount, plus the actual premium paid, less actual withdrawals.  The REINSURER’s ultimate potential liability will be no greater than the original projected liability as defined in item 1 above.

Article XIX

Increasing Net Amount at Risk Policies and Riders, continued

C.            Death Benefit Option D (Up to Two Times the Initial Face Amount)

1.              Death Benefit Option D (which is a special case of VART) is underwritten and reported as two times the Initial Face Amount for all coverages issued with the policy.

2.              The CEDING COMPANY will report the ultimate doubled face amount for all Option D coverages issued with the policy.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The face amount ceded will be the REINSURER’s portion of the total face amount based on the REINSURER’s automatic pool participation percentage.

3.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for policies with Option D.  Premium paid the REINSURER for policies with Option D is calculated and paid on the current ceded NAR amount.

4.              Death benefits payable will be based upon current NAR.

D.            SIR (Scheduled Increase Rider)

1.              SIR is a rider that can have up to a maximum of 10 annual increases which are scheduled at issue.  The percentage must be the same for each increase, and the increases must be completed within 10 years.

2.              The CEDING COMPANY will report the highest SIR amount in all years as the total coverage face amount.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The face amount ceded will be the REINSURER’s portion of the highest SIR amount based on the REINSURER’s automatic pool participation percentage.

3.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for SIR riders.  Premium paid the REINSURER for SIR riders is calculated and paid on the current ceded NAR amount.

4.              Death benefits payable will be based upon current NAR.

5.              The SIR rider is not allowed on a policy with either the Flexible Duration No Lapse Guarantee rider or the VART rider.

II.                                   Business Reinsured on a Facultative Basis

1.                                      For policies with an increasing death benefit or net amount at risk which will be reinsured on a Facultative basis, the CEDING COMPANY has the responsibility to clearly identify the highest projected death benefit as the face amount to be reinsured at the time a request for coverage is made so that the REINSURER’s underwriters are aware of the highest projected death benefit amount.  The highest net amount at risk reinsured can never exceed the amount of the REINSURER’s offer.  Year to year changes in risk will be shared proportionately, determined by the amount of retention relative to the amount of reinsurance, unless specified otherwise.

2.                                      The CEDING COMPANY may ultimately retain up to double the normal retention or higher with appropriate internal approval.

Article XIX

Increasing Net Amount at Risk Policies and Riders, continued

III.                              Net Amount at Risk and Face Amount Changes

The net amount at risk retained and ceded change proportionally as the policy NAR changes.  The face amount retained and ceded increases or decreases proportionally as the face amount of the coverage changes.

The CEDING COMPANY and the REINSURER will share proportionately in face amount increases due to compliance with the requirements of Section 7702 of the Code.

AMENDMENT #8

(hereafter called the “AMENDMENT”)

Effective December 8, 2011

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference  I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Hartford, Connecticut

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective December 8, 2011 to revise and replace Exhibit H — International Risk Guidelines in its entirety as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective December 8, 2011:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Dan Komoroske	By:	/s/ Cheryl Tobin
	Dan Komoroske		Cheryl Tobin, Assistant Vice President
	AVP Reinsurance		Assistant Secretary
Legal

Date:	1/19/12		1/23/12

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	1/17/2012		1/17/12

AMENDMENT #9

(hereafter called the “AMENDMENT”)

Effective May 1, 2012

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Hartford, Connecticut

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective May 1, 2012 to reflect the parties’ agreement to reinsure the CEDING COMPANY’s chronic illness rider issued with reinsured policies.  Article XIX — Increasing Net Amount at Risk Policies is hereby revised and replaced to include the Chronic Illness (CI) Accelerated Death Benefit Rider as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective May 1, 2012:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Dan Komoroske	By:	/s/ Cheryl Tobin
	Dan Komoroske		Cheryl Tobin, Assistant Vice President
	AVP Reinsurance		Assistant Secretary
Legal

Date:	9/27/12		10/1/12

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	9/7/2012		9/7/12

Article XIX

Increasing Net Amount at Risk Policies and Riders

I.                                        Business Reinsured on an Automatic Basis

Whenever the death benefit and/or the net amount at risk (NAR) on a policy will be increased at future date(s) and these increasing risks will be automatically reinsured under this AGREEMENT, they will be handled as shown below.  The CEDING COMPANY will use the highest amount projected in all future years to determine whether these policies comply with the binding and jumbo limits shown in Exhibit D.  The CEDING COMPANY also underwrites at issue based on the highest amount.  The projected highest amount in all years will also be used to determine the CEDING COMPANY’s retention at issue and the percentage of future changes in NAR as they occur.  As long as the CEDING COMPANY follows the procedures as outlined, the REINSURER will assume its prorata share of all NAR changes as they occur.  In no case will the reinsured automatic portion exceed the automatic binding limits.  Automatic binding limits are applied by the CEDING COMPANY to the life, not just to a specific policy.

A.            “VART” (Variable Annual Renewable Term rider)

5.              VART is a rider with scheduled coverage amounts that can vary annually.  The coverage amounts are scheduled at issue and taken from the illustration at the time the policy is issued.

6.              The CEDING COMPANY will report the highest VART amount in all years as the VART total coverage face amount.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The face amount ceded will be the REINSURER’s portion of the highest VART amount based on the REINSURER’s automatic pool participation percentage.

7.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for VART riders.  Premium paid the REINSURER for VART riders is calculated and paid on the current ceded NAR amount.

8.              Death benefits payable will be based upon current NAR.

B.            Death Benefit Option C (Face Amount Plus Accumulated Premiums Paid Minus Withdrawals)

5.              Death Benefit Option C is underwritten and reported as the base coverage face amount plus the total projected premium to be paid in all future years, but not including the projected withdrawals, taken from the illustration at the time the policy is issued.

6.              The CEDING COMPANY will report the total projected Option C death benefit.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The death benefit amount ceded will be the REINSURER’s portion of the total face amount based on the REINSURER’s automatic pool participation percentage.

7.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for coverages with Option C.  Premium paid the REINSURER for Option C coverages is calculated and paid on the current ceded NAR amount.  The actual NAR reflects the face amount plus premiums paid, less withdrawals made, less the actual account value.

8.              Actual death benefit (used to calculate NAR and death benefit payable) will be calculated using the face amount, plus the actual premium paid, less actual withdrawals.  The REINSURER’s ultimate potential liability will be no greater than the original projected liability as defined in item 1 above.

Article XIX

Increasing Net Amount at Risk Policies and Riders, continued

C.            Death Benefit Option D (Up to Two Times the Initial Face Amount)

5.              Death Benefit Option D (which is a special case of VART) is underwritten and reported as two times the Initial Face Amount for all coverages issued with the policy.

6.              The CEDING COMPANY will report the ultimate doubled face amount for all Option D coverages issued with the policy.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The face amount ceded will be the REINSURER’s portion of the total face amount based on the REINSURER’s automatic pool participation percentage.

7.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for policies with Option D.  Premium paid the REINSURER for policies with Option D is calculated and paid on the current ceded NAR amount.

8.              Death benefits payable will be based upon current NAR.

E.             SIR (Scheduled Increase Rider)

6.              SIR is a rider that can have up to a maximum of 10 annual increases which are scheduled at issue.  The percentage must be the same for each increase, and the increases must be completed within 10 years.

7.              The CEDING COMPANY will report the highest SIR amount in all years as the total coverage face amount.  Coverage is ceded on an excess of retention basis, with the CEDING COMPANY retaining the amounts shown in Exhibit A.  The face amount ceded will be the REINSURER’s portion of the highest SIR amount based on the REINSURER’s automatic pool participation percentage.

8.              The CEDING COMPANY will report the current net amount at risk as the NAR amount for SIR riders.  Premium paid the REINSURER for SIR riders is calculated and paid on the current ceded NAR amount.

9.              Death benefits payable will be based upon current NAR.

10.       The SIR rider is not allowed on a policy with either the Flexible Duration No Lapse Guarantee rider or the VART rider.

F.              Chronic Illness (CI) Accelerated Death Benefit Rider

1.              CI is a rider, available for issue ages 20-75, that allows the policyowner to accelerate the death benefit if the insured becomes chronically ill.  To qualify for the benefits of the Pacific Life CI rider, the chronic illness will have to be expected to be permanent.

2.              The maximum benefit payout (in lump sum, or 12 monthly payments) will be the lesser of:

a.              24% of the death benefit amount on date of initial claim request times the reduction factor;

b.              125% of the annual Per Diem limit declared by the IRS;

c.               Current death benefit less any scheduled face increases after initial claim request times the reduction factor; or

d.              $1,500,000 less any accelerated benefits paid to date times the reduction factor.

3.              The maximum accelerated death benefit is $1,500,000.

Article XIX

Increasing Net Amount at Risk Policies and Riders, continued

4.              The policyowner does not have to take the maximum election at initial claim time; they can take another election each year after the qualifying event.  However, a new certification that the insured is chronically ill will be required for each policy year in which a benefit payment is requested.

5.              The total death benefit available will be reduced by the maximum accelerated death benefit limit available for chronic illness.  For example, if someone has an $8,000,000 death benefit and accelerates the maximum accelerated death benefit ($1,500,000) due to chronic illness, the insured still has a $6,500,000 death benefit remaining.  The less that is accelerated; the more death benefit will remain.

II.                                   Business Reinsured on a Facultative Basis

3.                                      For policies with an increasing death benefit or net amount at risk which will be reinsured on a Facultative basis, the CEDING COMPANY has the responsibility to clearly identify the highest projected death benefit as the face amount to be reinsured at the time a request for coverage is made so that the REINSURER’s underwriters are aware of the highest projected death benefit amount.  The highest net amount at risk reinsured can never exceed the amount of the REINSURER’s offer.  Year to year changes in risk will be shared proportionately, determined by the amount of retention relative to the amount of reinsurance, unless specified otherwise.

4.                                      The CEDING COMPANY may ultimately retain up to double the normal retention or higher with appropriate internal approval.

III.                              Net Amount at Risk and Face Amount Changes

The net amount at risk retained and ceded change proportionally as the policy NAR changes.  The face amount retained and ceded increases or decreases proportionally as the face amount of the coverage changes.

The CEDING COMPANY and the REINSURER will share proportionately in face amount increases due to compliance with the requirements of Section 7702 of the Code.

AMENDMENT #10

(hereafter called the “AMENDMENT”)

Effective January 1, 2012

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Hartford, Connecticut

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that effective January 1, 2012 Equity-Indexed Universal Life policies issued through M Life Distributors that fall within automatic reinsurance parameters will be ceded to M Life Insurance Company as described in Exhibit B - Basis of Reinsurance and Policy Plans Reinsured, Item 1.  Therefore, the AGREEMENT is hereby amended to revise and replace Exhibit B - Basis of Reinsurance and Policy Plans Reinsured as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective January 1, 2012:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Dan Komoroske	By:	/s/ Cheryl Tobin
	Dan Komoroske		Cheryl Tobin, Assistant Vice President
	AVP Reinsurance		Assistant Secretary
Legal

Date:	1/19/12		1/23/12

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	/s/ Timothy J. Grusenmeyer
Timothy J. Grusenmeyer
Vice President

Date:	1/24/13		1/24/13

AMENDMENT #11

(hereafter called the “AMENDMENT”)

Effective August 1, 2013

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Hartford, Connecticut

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective August 1, 2013 to revise and replace Exhibit H — International Risk Guidelines in its entirety as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective August 1, 2013:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Dan Komoroske	By:	/s/ Cheryl Tobin
	Dan Komoroske		Cheryl Tobin, Assistant Vice President
	Assistant Vice President,		Assistant Secretary
	Reinsurance		Legal

Date:	9/3/13		9/4/13

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	8/28/13		8/28/2013

REINSURANCE AMENDMENT (Amendment 12)

CEDING COMPANY:	PACIFIC LIFE INSURANCE COMPANY
(hereafter referred to as the CEDING COMPANY)

REINSURER:	SWISS RE LIFE & HEALTH AMERICA INC.
(hereafter referred to as the REINSURER)

EFFECTIVE:	January 1, 2015

IT IS HEREBY MUTUALLY AGREED between the CEDING COMPANY and the REINSURER that the Confidentiality Article for all AGREEMENTS listed below, terminated or active, is replaced in its entirety with the revised Confidentiality Article attached hereto.

Treaty Description	Effective Date	CEDING COMPANY Reference	REINSURER Reference (Please Confirm)
AUTOMATIC YRT AGREEMENT	10/15/01	CNA17	I65105US-01
AUTOMATIC & FACULTATIVE YRT AGREEMENT	1/1/02	CNA19	I65124US-01
AUTOMATIC & FACULTATIVE COINSURANCE AGREEMENT	3/1/03	CNA20	I65106US-02
AUTOMATIC REINSURANCE AGREEMENT	5/1/03	CNA22	I65111US-02
AUTOMATIC REINSURANCE AGREEMENT	5/1/03	CNA23	I65125US-02
AUTOMATIC SELF ADMINISTERED YRT REINSURANCE AGREEMENT	8/1/03	CNA24	I67428US-03
AUTOMATIC & FACULTATIVE YRT AGREEMENT	8/28/06	CNA26	I65112US-06
AUTOMATIC & FACULTATIVE COINSURANCE AGREEMENT	5/1/08	CNA28	I96013US-08
AUTOMATIC & FACULTATIVE YRT AGREEMENT	10/1/08	CNA29	I96495US-08
AUTOMATIC & FACULTATIVE YRT AGREEMENT	12/1/08	CNA30	I97757US-09
AUTOMATIC SELF ADMINISTERED YRT REINSURANCE AGREEMENT	10/1/07	CNA31	I96499US-08

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective January 1, 2015.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Dan Komoroske	By:	/s/ Cheryl Tobin
	Dan Komoroske		Cheryl Tobin
	Assistant Vice President,		Assistant Vice President,
	Reinsurance		Assistant Secretary
Legal

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	11/7/14		11/7/14

Title:	VP		VP

Confidentiality Article

Both the CEDING COMPANY and the REINSURER will hold confidential and not disclose or make competitive use of any shared Proprietary Information, as defined below, unless:

•                              The information becomes publicly available other than through unauthorized disclosure of such information by the party seeking to disclose or use such information;

•                              The information is independently developed by the recipient;

•                              The disclosure is in the reasonable judgment of the REINSURER, required or deemed advantageous (in terms of pricing, ease of execution or otherwise) for the purpose of any reinsurance, retrocession, securitization, or structured, asset-backed or asset-based financing;

•                              The disclosure is required by external auditors; or

•                              The disclosure is mandated by law.

“Proprietary Information” includes, but is not limited to, underwriting manuals and guidelines, applications, contract forms, and premium rates and allowances of the REINSURER and the CEDING COMPANY, but shall not include the existence of this AGREEMENT and the identity of the parties.  Nothing herein shall preclude either party from sharing Proprietary Information for normal business operations or, on an aggregated basis, for internal operations such as developing pricing models and actuarial analyses.

In addition, the REINSURER and its representatives and service providers will protect the confidentiality of Non-Public Personal Information, as defined below, by:

•                              Holding all Non-Public Personal Information transmitted to them by or on behalf of the CEDING COMPANY in strict confidence;

•                              Maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Non-Public Personal Information;

•                              Using Non-Public Personal Information only in the ordinary course of business to carry out REINSURER’s obligations under this AGREEMENT; and

•                              Disclosing Non-Public Personal Information to third parties only as necessary to perform services under the AGREEMENT, for purposes of retrocession, or as may be required or permitted by law.

“Non-Public Personal Information” is personally identifiable medical, financial, and other personal information about proposed, current and former applicants, policy owners, contract holders, insureds, annuitants, claimants, and beneficiaries of reinsured policies or contracts issued by the CEDING COMPANY, and their representatives, that is not publicly available.  Non-Public Personal Information does not include de-identified personal data.

The CEDING COMPANY will obtain, if required by any law, appropriate consent to the collection, use and disclosure of Non-Public Personal Information, from each insured to enable the parties to fully exercise their rights and perform their obligations under this AGREEMENT.

Both the CEDING COMPANY and the REINSURER agree that they (1) will immediately notify the other party if they become aware of any unauthorized access to or collection, use, or disclosure of Non-Public Personal Information or Proprietary Information in their possession or in the possession of a third party to whom such party provided access (“Data Breach”), (2) will cooperate in any investigation or actions to mitigate damages the other party determines is reasonably necessary as a result of such Data Breach, (3) will reimburse the other party for all reasonable costs incurred by such party in any internal investigation of such Data Breach (4) and will be liable for any damages, expenses, and liabilities incurred by such party arising from claims or actions by third parties resulting from such Data Breach.  The parties hereto further agree to comply with all applicable federal, state and local laws pertaining to breach of data security.

Each party has the right to verify the other party’s compliance with this Article by audit or inspection.

REINSURANCE AMENDMENT (Amendment 13)

CEDING COMPANY:	PACIFIC LIFE INSURANCE COMPANY
(hereafter referred to as the CEDING COMPANY)

REINSURER:	SWISS RE LIFE & HEALTH AMERICA INC.
(hereafter referred to as the REINSURER)

EFFECTIVE:	As of the dates indicated in the table below

IT IS HEREBY MUTUALLY AGREED between the CEDING COMPANY and the REINSURER that the AGREEMENTS listed below, terminated or active, are amended as follows to clarify how the reinsurance benefits for an Accelerated Living Benefit Rider and its successor, the Terminal Illness Rider, are administered.

TREATY DESCRIPTION	TREATY EFFECTIVE DATE	CEDING COMPANY REFERENCE	REINSURER REFERENCE (Please Confirm)	AMENDMENT EFFECTIVE DATE
FACULTATIVE YRT AGREEMENT	5/12/72	CNA01	I65108US-72	1/1/94
AUTOMATIC COINSURANCE AGREEMENT	7/1/82	CNA02	I65113US-82	1/1/94
AUTOMATIC & FACULTATIVE YRT AGREEMENT	7/1/91	CNA06	I65107US-90	1/1/94
AUTOMATIC YRT REINSURANCE AGREEMENT	1/1/93	CNA07	I65114US-90	1/1/94
AUTOMATIC & FACULTATIVE YRT AGREEMENT	2/1/97	CNA08	I65102US-97	2/1/97
AUTOMATIC POOL — CONFEDERATION LIFE	6/1/97	CNA09	I65103US-97	6/1/97
AUTOMATIC & FACULTATIVE YRT AGREEMENT - INTERNATIONAL	12/1/98	CNA10	I65116US-98	12/1/98
AUTOMATIC & FACULTATIVE YRT AGREEMENT	7/1/99	CNA11	I65117US-99	7/1/99
AUTOMATIC & FACULTATIVE YRT AGREEMENT	7/1/99	CNA12	I65121US-99	7/1/99
AUTOMATIC & FACULTATIVE YRT AGREEMENT — INTERNATIONAL	10/1/99	CNA15	I65122US-99	10/1/99
AUTOMATIC YRT AGREEMENT	11/13/00	CNA16	I65123US-00	11/13/00
AUTOMATIC YRT AGREEMENT	10/15/01	CNA17	I65105US-01	10/15/01
AUTOMATIC YRT AGREEMENT	1/1/02	CNA18	I65125US-02	1/1/02
AUTOMATIC & FACULTATIVE YRT AGREEMENT	1/1/02	CNA19	I65124US-01	1/1/02
AUTOMATIC & FACULTATIVE COINSURANCE AGREEMENT	3/1/03	CNA20	I65106US-02	3/1/03
AUTOMATIC & FACULTATIVE YRT AGREEMENT	3/1/03	CNA21	I65110US-02	3/1/03
AUTOMATIC REINSURANCE AGREEMENT	5/1/03	CNA23	I65111US-02	5/1/03
AUTOMATIC SELF ADMINISTERED YRT REINSURANCE AGREEMENT	8/1/03	CNA24	I67428US-03 (M Life) I95903US-08 (PL)	8/1/03
AUTOMATIC & FACULTATIVE YRT AGREEMENT	8/28/06	CNA26	I65112US-06	8/28/06
AUTOMATIC & FACULTATIVE COINSURANCE AGREEMENT	5/1/08	CNA28	I96013US-08	5/1/08

TREATY DESCRIPTION	TREATY EFFECTIVE DATE	CEDING COMPANY REFERENCE	REINSURER REFERENCE (Please Confirm)	AMENDMENT EFFECTIVE DATE
AUTOMATIC & FACULTATIVE YRT AGREEMENT	10/1/08	CNA29	I96495US-08	10/1/08
AUTOMATIC & FACULTATIVE YRT AGREEMENT	12/1/08	CNA30	I97757US-09	12/1/08
AUTOMATIC SELF ADMINISTERED YRT REINSURANCE AGREEMENT	10/1/07	CNA31	I96502US-08 (MLife) I96499US-08 (PL)	10/1/07
FACULTATIVE YRT AGREEMENT — CONNECTICUT GENERAL	4/1/89	CCG09	I65141US-89	1/1/94
FACULTATIVE YRT AGREEMENT — MERCANTILE & GENERAL	1/1/93	CMG01	I65120US-90	1/1/94
FACULTATIVE OBLIGATORY YRT AGREEMENT — MERCANTILE & GENERAL	1/1/94	CMG02	I65118US-93	1/1/94

Accelerated Living Benefit Rider / Terminal Illness Rider

There are no reinsurance premiums for the Accelerated Living Benefits Rider and its successor the Terminal Illness Rider (each individually and together known herein as the “ALBR/TIR”).

If a benefit for the ALBR/TIR is paid by the Ceding Company, the Reinsurer will reimburse the Ceding Company for its share of the ALBR/TIR benefit at the time of the payment upon receipt of notification from the Ceding Company that the payment has been made.  The net amount at risk (NAR) reinsured hereunder for the policy will be reduced at the same time as the reduction in the face amount of the policy due to payment by the Ceding Company of the ALBR/TIR benefit.

The reinsurance premium paid by the Ceding Company to the Reinsurer on a policy will be reduced upon payment of the ABR/TIR benefit on such policy due to the reduction in such policy’s face amount and NAR.

Upon the death of the insured, the reinsurance death benefit due the Ceding Company from the Reinsurer is the Reinsurer’s share of the reduced NAR, calculated at the date of death.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective on the amendment effective dates indicated above.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Dan Komoroske	By:	/s/ Cheryl Tobin
	Dan Komoroske		Cheryl Tobin
	Assistant Vice President,		Vice President,
	Reinsurance		Assistant Secretary
Legal

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Date:	2/25/16		2/25/2016

Title:	VP		SVP

AMENDMENT #14

(hereafter called the “AMENDMENT”)

Effective March 5, 2016

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Jefferson City, Missouri

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective March 5, 2016 to reflect the parties’ agreement to reinsure the Ceding Company’s long term care rider issued with reinsured policies.  Article XIX — Increasing Net Amount at Risk Policies and Riders is hereby revised and replaced to include the Long Term Care Rider as attached herein.  Coverage for the Long Term Care Rider will be payable at the rates attached as Exhibit C-5 herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective March 5, 2016:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kathy Young	By:	/s/ Cheryl Tobin
	Kathy Young		Cheryl Tobin
	Vice President		Assistant Secretary
	Risk Management		Legal

Date:	4/7/2017		4/11/17

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)
	VP		AVP

Date:	4/6/17		4/6/17

Article XIX

Increasing Net Amount at Risk Policies and Riders

I.                                        Business Reinsured on an Automatic Basis

Whenever the death benefit and/or the net amount at risk (NAR) on a policy will be increased at future date(s) and these increasing risks will be automatically reinsured under this Agreement, they will be handled as shown below.  The Ceding Company will use the highest amount projected in all future years to determine whether these policies comply with the binding and jumbo limits shown in Exhibit D.  The Ceding Company also underwrites at issue based on the highest amount.  The projected highest amount in all years will also be used to determine the Ceding Company’s retention at issue and the percentage of future changes in NAR as they occur.  As long as the Ceding Company follows the procedures as outlined, the Reinsurer will assume its prorata share of all NAR changes as they occur.  In no case will the reinsured automatic portion exceed the automatic binding limits.  Automatic binding limits are applied by the Ceding Company to the life, not just to a specific policy.

A.            “VART” (Variable Annual Renewable Term rider)

9.              VART is a rider with scheduled coverage amounts that can vary annually.  The coverage amounts are scheduled at issue and taken from the illustration at the time the policy is issued.

10.       The Ceding Company will report the highest VART amount in all years as the VART total coverage face amount.  Coverage is ceded on an excess of retention basis, with the Ceding Company retaining the amounts shown in Exhibit A.  The face amount ceded will be the Reinsurer’s portion of the highest VART amount based on the Reinsurer’s automatic pool participation percentage.

11.       The Ceding Company will report the current net amount at risk as the NAR amount for VART riders.  Premium paid the Reinsurer for VART riders is calculated and paid on the current ceded NAR amount.

12.       Death benefits payable will be based upon current NAR.

B.            Death Benefit Option C (Face Amount Plus Accumulated Premiums Paid Minus Withdrawals)

9.              Death Benefit Option C is underwritten and reported as the base coverage face amount plus the total projected premium to be paid in all future years, but not including the projected withdrawals, taken from the illustration at the time the policy is issued.

10.       The Ceding Company will report the total projected Option C death benefit.  Coverage is ceded on an excess of retention basis, with the Ceding Company retaining the amounts shown in Exhibit A.  The death benefit amount ceded will be the Reinsurer’s portion of the total face amount based on the Reinsurer’s automatic pool participation percentage.

11.       The Ceding Company will report the current net amount at risk as the NAR amount for coverages with Option C.  Premium paid the Reinsurer for Option C coverages is calculated and paid on the current ceded NAR amount.  The actual NAR reflects the face amount plus premiums paid, less withdrawals made, less the actual account value.

12.       Actual death benefit (used to calculate NAR and death benefit payable) will be calculated using the face amount, plus the actual premium paid, less actual withdrawals.  The Reinsurer’s ultimate potential liability will be no greater than the original projected liability as defined in item 1 above.

Article XIX

Increasing Net Amount at Risk Policies and Riders, continued

C.            Death Benefit Option D (Up to Two Times the Initial Face Amount)

9.              Death Benefit Option D (which is a special case of VART) is underwritten and reported as two times the Initial Face Amount for all coverages issued with the policy.

10.       The Ceding Company will report the ultimate doubled face amount for all Option D coverages issued with the policy.  Coverage is ceded on an excess of retention basis, with the Ceding Company retaining the amounts shown in Exhibit A.  The face amount ceded will be the Reinsurer’s portion of the total face amount based on the Reinsurer’s automatic pool participation percentage.

11.       The Ceding Company will report the current net amount at risk as the NAR amount for policies with Option D.  Premium paid the Reinsurer for policies with Option D is calculated and paid on the current ceded NAR amount.

12.       Death benefits payable will be based upon current NAR.

G.            SIR (Scheduled Increase Rider)

11.       SIR is a rider that can have up to a maximum of 10 annual increases which are scheduled at issue.  The percentage must be the same for each increase, and the increases must be completed within 10 years.

12.       The Ceding Company will report the highest SIR amount in all years as the total coverage face amount.  Coverage is ceded on an excess of retention basis, with the Ceding Company retaining the amounts shown in Exhibit A.  The face amount ceded will be the Reinsurer’s portion of the highest SIR amount based on the Reinsurer’s automatic pool participation percentage.

13.       The Ceding Company will report the current net amount at risk as the NAR amount for SIR riders.  Premium paid the Reinsurer for SIR riders is calculated and paid on the current ceded NAR amount.

14.       Death benefits payable will be based upon current NAR.

15.       The SIR rider is not allowed on a policy with either the Flexible Duration No Lapse Guarantee rider or the VART rider.

H.           Chronic Illness (CI) Accelerated Death Benefit Rider

6.              CI is a rider, available for issue ages 20-75, that allows the policyowner to accelerate the death benefit if the insured becomes chronically ill.  To qualify for the benefits of the Pacific Life CI rider, the chronic illness will have to be expected to be permanent.

7.              The maximum benefit payout (in lump sum, or 12 monthly payments) will be the lesser of :

a.              24% of the death benefit amount on date of initial claim request times the reduction factor;

b.              125% of the annual Per Diem limit declared by the IRS;

c.               Current death benefit less any scheduled face increases after initial claim request times the reduction factor; or

d.              $1,500,000 less any accelerated benefits paid to date times the reduction factor.

8.              The maximum accelerated death benefit is $1,500,000.

Article XIX

Increasing Net Amount at Risk Policies and Riders, continued

9.              The policyowner does not have to take the maximum election at initial claim time; they can take another election each year after the qualifying event.  However, a new certification that the insured is chronically ill will be required for each policy year in which a benefit payment is requested.

10.       The total death benefit available will be reduced by the maximum accelerated death benefit limit available for chronic illness.  For example, if someone has an $8,000,000 death benefit and accelerates the maximum accelerated death benefit ($1,500,000) due to chronic illness, the insured still has a $6,500,000 death benefit remaining.  The less that is accelerated; the more death benefit will remain.

I.                Accelerated Death Benefit Rider for Long-Term Care

1.                          The Premier LTC (PLTC) Rider is an Accelerated Death Benefit Rider for Long-Term Care which allows a policy owner to accelerate payment of a portion of the policy death benefit if the insured is certified as a Chronically Ill Individual by a licensed health care practitioner. The maximum issue age is 75, and the minimum issue age is 18 or 20, depending on the underlying product.

2.                          The maximum LTC Coverage Amount is the lesser of the Policy Total Face Amount or:

a.              $3,000,000 if the 2% Maximum Monthly Percentage is elected

b.              $1,500,000 (issue age <65) and $750,000 (issue age 65 or older) if the 4% Maximum Monthly Percentage is elected

3.                          This rider must be requested at policy issue and is not available to in-force policies at this time. Rider is not available if the policy was issued under the terms of a conversion from another product, unless this rider was included with the original policy.

4.                          LTC Coverage amount is maintained separate from the Policy Death Benefit.

5.                          Increases to the Policy Face Amount will not increase the LTC Coverage Amount

6.                          Decreases to the Policy Face Amount (except from a WD) will not decrease the LTC Coverage Amount except to assure the LTC Coverage Amount is at all times no greater than the Total Face Amount (or if DB Option C is in effect, the Option C Amount, if less). Option C Amount is the DB under Option C, without regard to MDB.

7.                          Withdrawals will always reduce the LTC Coverage, even if there is no reduction to the Policy Face Amount.

8.                          Unlike Premier Living Benefits Rider (PLBR), there is a monthly charge for this rider.

9.                          The PLTC NAR is maintained separately from the base policy NAR and PLTC premiums are calculated using the PLTC NAR.

10.                   PLTC charges are waived while on PLTC claim but other charges are still applicable.

11.                   PLTC claims reimbursement will be based on the PLTC NAR.

12.                   Substandard Table Rating limited A-E and flat extras are limited to $7.50 per 1,000 (annual).

13.                   Coverage for the Long Term Care Rider will be payable at the rates attached as Exhibit C-5 herein.

II.                                   Business Reinsured on a Facultative Basis

5.                                      For policies with an increasing death benefit or net amount at risk which will be reinsured on a Facultative basis, the Ceding Company has the responsibility to clearly identify the highest projected death benefit as the face amount to be reinsured at the time a request for coverage is made so that the Reinsurer’s underwriters are aware of the highest projected death benefit amount.  The highest net amount at risk reinsured can never exceed the amount of the Reinsurer’s offer.  Year to year changes in risk will be shared proportionately, determined by the amount of retention relative to the amount of reinsurance, unless specified otherwise.

6.                                      The Ceding Company may ultimately retain up to double the normal retention or higher with appropriate internal approval.

III.                              Net Amount at Risk and Face Amount Changes

The net amount at risk retained and ceded change proportionally as the policy NAR changes.  The face amount retained and ceded increases or decreases proportionally as the face amount of the coverage changes.

The Ceding Company and the Reinsurer will share proportionately in face amount increases due to compliance with the requirements of Section 7702 of the Code.

AMENDMENT #15

(hereafter called the “AMENDMENT”)

Effective June 1, 2017

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Jefferson City, Missouri

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective June 1, 2017 to revise and replace Exhibit H — International Risk Guidelines in its entirety as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective June 1, 2017:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kimberly Annon	By:	/s/ Cheryl Tobin
	Kimberly Annon		Cheryl Tobin
	Assistant Vice President		Vice President
	Life Reinsurance		Legal

Date:	10/16/17		10/23/17

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)
	SVP		AVP

Date:	10/12/2017		10/12/17

AMENDMENT #16

(hereafter called the “AMENDMENT”)

Effective September 25, 2017

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Jefferson City, Missouri

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective September 25, 2017 to revise and replace Article XII — Policy Changes, Lapses, Reinstatements, Exchanges, Extended Term, Reduced Paid-Up Insurance and Policy Split Options in its entirety as attached herein.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective September 25, 2017:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kimberly Annon	By:	/s/ Cheryl Tobin
	Kimberly Annon		Cheryl Tobin, Vice President
	Assistant Vice President		Assistant Secretary
	Life Reinsurance		Legal

Date:	10/16/17		10/23/17

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	(illegible)

Title:	SVP	Title:	AVP

Date:	10/12/2017	Date:	10/12/17

Article XII

Policy Changes, Lapses, Reinstatements, Exchanges, Extended Term,

Reduced Paid-Up Insurance and Policy Split Options

A.                                    Policy Changes

“Policy changes” refers to the variety of actions that may be made to a policy after issue.  These actions include, but are not limited to, replacements, changes in plans or a change in the face amount of the policy.  If there is a change to the reinsurance on a reinsured policy, the CEDING COMPANY will inform the REINSURER in the subsequent Changes and Terminations Report specified in Exhibit E.

Except as provided in this Article, whenever a reinsured policy is changed and the CEDING COMPANY’s underwriting guidelines do not require that full evidence of insurability be obtained, the reinsurance will remain in effect with the REINSURER, whether the change is made before or after any cancellation of this AGREEMENT for new business.  The duration will be measured from the effective date of the original reinsured policy.

Whenever a reinsured policy is changed and the CEDING COMPANY’s underwriting guidelines require that full evidence of insurability be obtained, any increase or policy reissue that requires full evidence will be treated as new business and will be reinsured under the terms of the pool in place at the time for new business.

Policy changes to reinsured policies will be subject to the REINSURER’s prior written approval, if:

a)             The new ultimate face amount of the policy would be in excess of the Automatic Binding Limits in effect at the time of the change, as set out in Exhibit D; or

b)             The new ultimate face amount of the policy and the amount already in force on the same life exceeds the Jumbo Limits stated in Exhibit D; or

c)              The policy was reinsured on a facultative basis; or

d)             First year premium rates and allowances (if applicable) as specified in Exhibit C will apply to the amount underwritten for a non-contractual increase; or

e)              Evidence of insurability is not obtained if required in the CEDING COMPANY’s underwriting guidelines.

B.                                    Lapses

When a policy issued by the CEDING COMPANY lapses, the corresponding reinsurance on the reinsured policy will be terminated effective the same date.  Unless specified otherwise in this AGREEMENT, if a policy fully retained by the CEDING COMPANY lapses, the terms of Article XI will apply.

If a policy issued by the CEDING COMPANY lapses and extended term insurance is elected under the terms of that policy, the corresponding reinsurance on the reinsured policy will continue on the same basis as the original reinsured policy until the expiry of the extended term period.

If a policy issued by the CEDING COMPANY lapses and reduced paid-up insurance is elected under the terms of that policy, the amount of the corresponding reinsurance on the reinsured policy will be reduced according to the terms of Article XI.

If the CEDING COMPANY allows the policy to remain in force under its automatic premium loan regulations, the corresponding reinsurance on the reinsured policy will continue unchanged and in force as long as such regulations remain in effect, except as otherwise provided in this AGREEMENT.

C.                                    Reinstatements

Any policy originally reinsured in accordance with the terms and conditions of this AGREEMENT by the CEDING COMPANY may be automatically reinstated with the REINSURER as long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY.  Any policy originally reinsured with the REINSURER on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the REINSURER before it is reinstated.  The CEDING COMPANY will pay the REINSURER its share of amounts collected or charged for the reinstatement of such policies.

Article XII

Policy Changes, Lapses, Reinstatements, Exchanges, Extended Term,

Reduced Paid-Up Insurance and Policy Split Options, continued

D.                                    Exchanges (Contractual and Non-Contractual)

Exchanges will be reinsured under this AGREEMENT only if the original policy was reinsured with the REINSURER; the amount of reinsurance under this AGREEMENT will not exceed the amount of the reinsurance on the original policy with the REINSURER immediately prior to the exchange.  Premiums will be determined as follows:

1.              If any business covered under this AGREEMENT is subsequently exchanged to any other plan reinsured by the REINSURER, then such business shall be reinsured at the rates as shown in the AGREEMENT covering the new plan.  Rates and allowances or pay percentages applicable to the new plan will be determined at point in scale based on the original policy that is being exchanged.  If the AGREEMENT including the new rates requires policy fees, then they shall also apply to the new plan.

2.              If any business covered under this AGREEMENT is subsequently exchanged to a plan not reinsured by the REINSURER, then such business shall continue to be reinsured as if the exchange did not occur, provided that no new health evidence is obtained.

3.              A policy resulting from an internal exchange or replacement will be underwritten by the CEDING COMPANY in accordance with its underwriting guidelines, standards and procedures for exchanges and replacements.  If the CEDING COMPANY’s guidelines treat the policy as new business, then the reinsurance will also be considered new business.  For purposes of this Article, new business is defined as those policies on which the CEDING COMPANY has obtained complete and current underwriting evidence on the full amount.

E.                                     Extended Term and Reduced Paid-Up Insurance

Changes as a result of extended term or reduced paid-up insurance will be handled like reductions.

F.                                      Policy Split Option Riders

Split Option Rider (R94-PSO and R03-PSO):  This rider provides owners of a joint life policy the option to split the policy into single life policies.  The split requires underwriting approval and is subject to full evidence of insurability.  The split may be unequal, but the sum of the face amounts of the new policies may not exceed the total face amount of the original joint life policy.  The resulting single life policies will be treated like new business, ceded in accordance with and subject to the provisions for new business under this AGREEMENT. The CEDING COMPANY pays no reinsurance premium for the rider itself.  Regular new business reinsurance premium will apply to the split policy.

Enhanced Policy Split Option Rider (R94-EPSO, R96-EPSO and R03-ESO):  This rider provides owners of a JLS policy the option to split the policy into single life policies.  Evidence of insurability is not required, but the split may be exercised only within 90 days following a change in the Federal Estate Tax Law, as defined in the rider policy form.  The face amount of each new policy cannot exceed 50% of the original joint life policy.

Enhanced Policy Split Option Rider (R17-ESO):  This rider provides owners of a JLS policy the option to split the policy into single life policies.  Evidence of insurability is not required, but the split may be exercised only within 365 days following an Exchange Event, as defined in the rider policy form.  The face amount of each new policy will be an amount up to one-half of the policy’s current eligible coverage.

For the Enhanced Policy Split Option Riders described above, the premium on the new policy will be determined as outlined in paragraph D above for contractual exchanges.

NOTE:          An original date policy Reissue will not be treated as a continuation of the original policy.  It will be treated as a new policy and the original policy will be treated as Not Taken.  All premiums previously paid to the REINSURER for the original policy will be refunded to the CEDING COMPANY.  All premiums will be due on the new policy from the original issue date of the old policy.

NOTE:          Re-entry, e.g., wholesale replacement and similar programs are not covered under this Article.  If Re-entry is applicable to this treaty, then it will be covered under the Premiums Exhibit.

AMENDMENT #17

(hereafter called the “AMENDMENT”)

Effective April 9, 2012

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT

(hereafter called the “AGREEMENT”)

Originally Effective December 1, 2008

Ceding Company Reference:  CNA30

Reinsurer Reference I97757US-09

between

PACIFIC LIFE INSURANCE COMPANY

Omaha, Nebraska

NAIC Number 67466

FEIN 951079000

(hereafter called the “CEDING COMPANY”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Jefferson City, Missouri

NAIC Number 82627

FEIN 060839705

(hereinafter called the REINSURER)

IT IS HEREBY MUTUALLY AGREED that the AGREEMENT is amended effective April 9, 2012 to update the Issue Age ranges for the risk classes reflected in Exhibit C.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF THE PARTIES HERETO have by their respective officers executed this AMENDMENT in duplicate on the dates below to be effective April 9, 2012:

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kimberly Annon	By:	/s/ Cheryl Tobin
	Kimberly Annon		Cheryl Tobin, Vice President
	Assistant Vice President		Assistant Secretary
	Life Reinsurance		Legal

Date:	10/16/17		10/23/17

SWISS RE LIFE & HEALTH AMERICA INC.

By:	(illegible)	By:	/s/ Michelle Grusenmeyer
VP

Date:	12/7/18		12/7/2018